Exhibit 99.3

Form 3 Joint Filer Information

Name:  American Industrial Partners Capital Fund II, L.P.

Address:  One Maritime Plaza, Suite 2525, San Francisco, California  94111

Designated Filer:  Bucyrus International, Inc.

Issuer & Ticker Symbol:  [BUCY]

Date of Event Requiring Statement:  7/22/04

AMERICAN INDUSTRIAL PARTNERS

CAPITAL FUND II, L.P.

By:	AMERICAN INDUSTRIAL PARTNERS II, L.P., its General Partner

By:	AMERICAN INDUSTRIAL PARTNERS CORPORATION, its General Partner

	By:	/s/ Theodore C. Rogers
Name: Theodore C. Rogers
Title: Founding Partner

496123.01-New York Server 6A                                                                                                MSW - Draft July 22, 2004 - 8:05 PM